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April 13, 2022

Bank of America Announces 2030 Financing Activity Targets as Part of Net Zero Commitment

Committed to achieve net zero in its financing activities, operations and supply chain before 2050

Charlotte, N.C. — Bank of America today announced 2030 targets for reducing emissions associated with financing activities related to three key sectors: auto manufacturing, energy and power generation. The targets are outlined in the company’s Approach to Zero™,1 which details Bank of America’s net zero greenhouse gas emissions approach and target setting process.

“This work goes hand in hand with the way we are engaging our clients – those that have set their own net zero goals, those working toward future goals, and those that are in the supply chain of companies that have a goal – to help ensure a just, stable transition to the sustainable future we all want,” said Brian Moynihan, Chief Executive Officer at Bank of America.

Setting 2030 Targets for Financing Activities

To develop emission reduction targets related to its financing activity, Bank of America drew from its understanding of climate science and the guidance provided by industry collaborations in which the company participates including the Net-Zero Banking Alliance and the Sustainable Markets Initiative.

Bank of America’s targets initially cover emissions related to its committed credit exposure to clients in auto manufacturing, energy and power generation. For each of these sectors, the company has set targets based on emissions intensity, calculated on a weighted average for each portfolio of clients:

•	Auto manufacturing 2030 targets:

Reduce intensity 44% gCO2e/km (Scope 1, Scope 2 and end use Scope 3 carbon emissions)

•	Energy 2030 targets:

Reduce intensity 42% gCO2e/MJ (Scope 1 and Scope 2 emissions)

Reduce intensity 29% gCO2/MJ (End use Scope 3 carbon emissions)

•	Power generation 2030 target:

Reduce intensity 70% kgCO2/MWh (Scope 1 carbon emissions)

Full details on the targets can be found in the company’s Approach to Zero™.1

[1]	https://about.bankofamerica.com/en/making-an-impact/our-net-zero-strategy-and-targets-to-reduce-emissions; https://about.bankofamerica.com/content/dam/about/pdfs/approach-to-zero-2022.pdf

Bank of America plans to set targets for other key sectors through 2024 and update targets to include capital markets activities when the methodology is finalized and released by Partnership for Carbon Accounting Financials (PCAF). As data continues to improve and the science evolves, the company plans to review its targets to ensure they remain relevant and in alignment with its net zero before 2050 goal.

Bank of America plans to disclose its 2019 financed emissions baselines for the auto manufacturing, energy and power generation sectors, along with 2020 data, later this year in its Task Force on Climate-related Disclosures (TCFD) report.2 The company also plans to disclose the financed emissions for its entire business loan portfolio in 2023.

Bank of America met its carbon neutrality and 100% renewable electricity goals for its operations in 2019, a year ahead of schedule. Since then, the company has set 2030 operations and supply chain goals,3 including a commitment4 to utilize sustainable aviation fuel (SAF) for at least 20% of the company’s total annual corporate and commercial jet fuel usage.

In April 2021, the company announced a $1 trillion by 2030 goal5 to mobilize capital to accelerate the environmental transition, this as part of its $1.5 trillion sustainable finance commitment to support the United Nations Sustainable Development Goals. In 2021, Bank of America mobilized and deployed approximately $250 billion in sustainable finance activity of which approximately $155 billion was for climate and environmental transition. Since 2007, Bank of America has mobilized more than $350 billion toward climate and environment-related business activities.

Additional environmental, social and governance (ESG) metrics, progress, and disclosures can be found in the company’s Annual Report to Shareholders,6 ESG Performance document,7 Environmental and Social Risk Policy Framework8 and Task Force on Climate-related Financial Disclosures2.

Visit www.bankofamerica.com/environment to learn more about Bank of America’s environmental sustainability efforts.

[2]	about.bankofamerica.com/en/making-an-impact/task-force-on-climate-related-financial-disclosures-report
[3]	newsroom.bankofamerica.com/content/newsroom/press-releases/2021/02/bank-of-america-announces-actions-to-achieve-net-zero-greenhouse.html
[4]	newsroom.bankofamerica.com/content/newsroom/press-releases/2022/02/bank-of-america-sets-2030-sustainable-aviation-fuel--saf--goal.html
[5]	newsroom.bankofamerica.com/content/newsroom/press-releases/2021/04/bank-of-america-increases-environmental-business-initiative-targ.html
[6]	investor.bankofamerica.com/2021-annual-report
[7]	about.bankofamerica.com/content/dam/about/pdfs/ESG_Data-2020.pdf
[8]	about.bankofamerica.com/content/dam/about/pdfs/environmental-and-social-risk-policy-framework-report.pdf

Cautionary Information and Forward-Looking Statements

This press release contains statements regarding environmental, social and governance (ESG) related information and opinions, in each case which may include metrics, targets, goals, commitments and sustainability strategy. Such Information and any statements made in connection therewith are not guarantees or promises that any metrics, goals, targets or commitments will be met, and are based on current goals, targets, commitments, estimates, assumptions, developing standards and methodologies and currently available data, which continue to evolve and develop. The information in this press release is as of the date referenced, subject to change without notice and should be regarded as indicative and for illustrative purposes only. Such information may also include the use of non-financial metrics and/or other information that are subject to significant measurement uncertainties, which may include the methodology, collection and verification of data, various estimates and assumptions and/or underlying data that is obtained from third parties, some of which cannot be independently verified.

Additionally, certain statements contained in this press release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act, including statements about future financial performance and business and ESG-related information, which may evolve over time. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” and similar expressions are used to identify forward-looking statements. Forward-looking statements reflect management’s current expectations, plans or forecasts, are not guarantees of future results or performance, involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and often beyond Bank of America Corporation’s control and are inherently uncertain. Actual outcomes and results may differ materially from those expressed in, or implied by, forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks discussed in Bank of America Corporation’s 2021 Annual Report on Form 10-K and subsequent Securities and Exchange Commission filings. Bank of America Corporation undertakes no obligation to update or revise any forward-looking statements.

Website links9 throughout this press release are provided for convenience only, and the content on the linked websites is not incorporated by reference into this press release.

Bank of America Environmental, Social and Governance

At Bank of America, we’re guided by a common purpose to help make financial lives better, through the power of every connection. We’re delivering on this through responsible growth with a focus on our environmental, social and governance (ESG) leadership. ESG is embedded across our eight lines of business and reflects how we help fuel the global economy, build trust and credibility, and represent a company that people want to work for, invest in and do business with. It’s demonstrated in the inclusive and supportive workplace we create for our

[9]	See footnotes for website URLs

employees, the responsible products and services we offer our clients, and the impact we make around the world in helping local economies thrive. An important part of this work is forming strong partnerships with nonprofits and advocacy groups, such as community, consumer and environmental organizations, to bring together our collective networks and expertise to achieve greater impact.

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Reporters may contact:

Kelly Sapp, Bank of America

Phone: +1 980-214-3070

Kelly.E.Sapp@bofa.com